UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) :  March 3, 2006

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2929 Allen Parkway
P.O. Box 2521
Houston, Texas 77252-2521
(Address of principal executive offices, including zip code)

(713) 759-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 3, 2006, Lee W. Marshall, Sr., Chairman and Acting Chief Executive Officer of Texas Eastern Products Pipeline Company, LLC, the general partner (“General Partner”) of TEPPCO Partners, L.P. (the “Partnership”), passed away.

Effective March 5, 2006, the Board of Directors of the General Partner appointed Leonard W. Mallett as Acting Chief Executive Officer.  Leonard W. Mallett, age 49, is Senior Vice President, Operations of the General Partner, having been elected in February 2005.  He was previously Vice President, Operations from September 2000 until February 2005.  Mr. Mallett was previously Region Manager of the Southwest Region of the General Partner from 1994 until 1999 and Director of Engineering, from 1992 until 1994.  Mr. Mallett joined the General Partner in 1979 as an engineer.  Mr. Mallett will continue to serve as Senior Vice President of Operations in addition to his duties as Acting Chief Executive Officer.

Mr. Mallett will not be compensated for his service as Acting Chief Executive Officer.  His existing employment agreement with the General Partner will continue to remain in effect during his service as Acting Chief Executive Officer (see discussion of employment agreements for “Named Executive Officers” under the caption “Executive Employment Contracts and Termination of Executive Employment Arrangements” in Item 11 of our Form 10-K for the year ended December 31, 2005 for a description of executive employment agreements).

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits (furnished herewith):

Exhibit Number	Description

99.1	Press release issued March 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P. (Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: March 6, 2006	By:	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer